UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ZOLL MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZOLL MEDICAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 9, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of ZOLL Medical Corporation (the “Company”) will be held on Thursday, February 9, 2012 at 10:00 a.m., local time, at the Company’s corporate headquarters located at 269 Mill Road, Chelmsford, Massachusetts 01824 for the following purposes:

1. To elect two Class II directors of the Company, nominated by the Board of Directors, to serve until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2. To approve a non-binding, advisory resolution regarding executive compensation;

3. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012; and

4. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Proposal 1 above relates solely to the election of two Class II directors of the Company nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any shareholder of the Company. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on December 15, 2011 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Shareholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.envisionreports.com/ZOLL. Instructions for accessing the proxy materials and voting are described below and in the Shareholder Meeting Notice (the “Notice”) that you received in the mail. Please review the proxy materials prior to voting.

Your vote is very important. Please vote by one of the following methods:

1.	BY INTERNET, by going to the Internet web address www.envisionreports.com/ZOLL and following the instructions on the Notice you received in the mail and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Click on “Cast Your Vote or Request Materials.” Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on February 9, 2012.

2.	BY TELEPHONE, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on February 9, 2012.

3.	BY PROXY CARD, if you have requested a proxy card by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

By Order of the Board of Directors

AARON GROSSMAN

Secretary

Chelmsford, Massachusetts

December 22, 2011

ZOLL MEDICAL CORPORATION

269 Mill Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, February 9, 2012

December 22, 2011

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZOLL Medical Corporation (the “Company”) for use at the 2012 Annual Meeting of Shareholders of the Company to be held on Thursday, February 9, 2012 at 10:00 a.m., local time, and at any adjournments or postponements thereof, at the Company’s corporate headquarters located at 269 Mill Road, Chelmsford, Massachusetts 01824 (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to vote upon (1) the election of two Class II directors of the Company, nominated by the Board of Directors, to serve until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; (2) the approval of a non-binding, advisory resolution regarding executive compensation; (3) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012, and (4) any other matters properly brought before the Annual Meeting.

Voting

This proxy statement and the accompanying Notice of Annual Meeting are first being made available to shareholders on or about December 22, 2011. The Board of Directors has fixed the close of business on December 15, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only shareholders of record of the common stock of the Company (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 22,214,575 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. The presence, in person or by proxy, of holders of at least a majority in interest of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because, with respect to such proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes may be cast FOR or WITHHOLD on the election of each nominee. Votes cast FOR the nominee will count as “yes votes” and WITHHOLD votes will be excluded entirely from the vote and will have no effect. The approval of a non-binding, advisory resolution regarding executive compensation requires that a majority of the shares voting on such proposal vote FOR such approval. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of the resolution. The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 requires that a majority of the shares voting on such proposal vote FOR such ratification. Votes may be cast FOR, AGAINST or ABSTAIN on the ratification of the selection of the independent registered public accounting firm for the fiscal year ending September 30, 2012. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, the approval of a non-binding, advisory resolution regarding executive compensation, and the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Your vote is very important. You may vote by one of the following methods:

1.	BY INTERNET, by going to the Internet web address www.envisionreports.com/ZOLL and following the instructions on the Shareholder Meeting Notice (the “Notice”) you received in the mail and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Click on “Cast Your Vote or Request Materials.” Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on February 9, 2012.

2.	BY TELEPHONE, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on February 9, 2012.

3.	BY PROXY CARD, if you have requested a proxy card by mail, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone, or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

Shares represented by a properly executed proxy received prior to the times above and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy (1) will be voted FOR the election of each of the two nominees for Class II director of the Company named in this proxy statement, (2) will be voted FOR the approval of a non-binding, advisory resolution regarding executive compensation, and (3) will be voted FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. It is not anticipated that any matter other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The Board of Directors unanimously recommends a vote (1) FOR the election of each of the two nominees for Class II director of the Company named in this proxy statement, (2) FOR the approval of a non-binding, advisory resolution regarding executive compensation, and (3) FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

A shareholder of record may revoke a proxy at any time before it has been exercised by (1) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (2) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, (3) filing a duly executed proxy bearing a later date, or (4) appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any written revocation of a proxy should be sent so as to be delivered to ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824, Attention: Secretary prior to the vote at the Annual Meeting.

The Company’s 2011 Annual Report, including the Company’s audited financial statements for the fiscal year ended October 2, 2011, is being made available to shareholders concurrently with this proxy statement at www.envisionreports.com/ZOLL.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently there are eight members of the Board of Directors. The Board of Directors is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of shareholders. As set forth below, Judith C. Pelham, Benson F. Smith and John J. Wallace are currently serving as Class I directors, Richard A. Packer and Thomas M. Claflin, II are currently serving as Class II directors and Dr. James W. Biondi, Robert J. Halliday and Lewis H. Rosenblum are currently serving as Class III directors.

The terms of Messrs. Packer and Claflin, the Class II directors, expire at the Annual Meeting. Mr. Claflin will be retiring from the Board of Directors following the Annual Meeting. The Company thanks Mr. Claflin for his service and appreciates his contributions to the Board of Directors and to the Company. At the Annual Meeting, two Class II directors will be elected to serve until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Richard A. Packer and Robert J. Halliday, who is currently a Class III director, for election as Class II directors. The Board of Directors determined to nominate Mr. Halliday as a Class II director so that each of the three classes of directors will be approximately the same size, subject to the election of Messrs. Packer and Halliday as Class II Directors at the Annual Meeting. If Messrs. Packer and Halliday are elected as Class II directors at the Annual Meeting, the Board of Directors will be composed of seven members, divided into three classes of three, two and two directors, respectively.

The Board of Directors anticipates that the nominees will serve as directors if elected. However, if the nominees nominated by the Board of Directors are unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

Vote Required for Election

In order to be elected, the nominees must receive the affirmative vote of a plurality of the votes cast. Proxies may not be voted for a greater number of persons than the number of nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF RICHARD A. PACKER AND ROBERT J. HALLIDAY AS CLASS II DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Regarding Nominees and Directors

The following table sets forth certain information with respect to the nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the Annual Meetings of Shareholders in 2013 and 2014 and is based on information furnished to the Company by the nominees and each director. The following information is as of December 15, 2011 unless otherwise specified.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Percent Of Class
Class II Nominees for Election at the 2012 Annual Meeting

Richard A. Packer	54	1996	399,600	(3)	1.8%

Mr. Packer joined the Company in 1992 and in 1999 was appointed Chairman of the Board of Directors and Chief Executive Officer. Mr. Packer resigned as Chairman in November 2010, and he continues to serve as Chief Executive Officer. Mr. Packer served as President, Chief Operating Officer and Director from 1996 to his appointment as Chief Executive Officer. From 1992 to 1996, he served as Vice President of Operations of the Company and also served as Chief Financial Officer and Head of North American Sales from 1995 to 1996. From 1987 to 1992, Mr. Packer served as Vice President of various functions for Whistler Corporation, a consumer electronics company. Prior to this, Mr. Packer was a manager with the consulting firm of PRTM/KPMG, specializing in operations of high technology companies. Since April 2007, Mr. Packer has also served as a director of Bruker Corporation, a scientific instruments company. He is currently on Bruker Corporation’s audit committee. Mr. Packer provides a critical contribution to the Board of Directors as a result of his extensive and detailed knowledge of the Company and of the Company’s industry, prospects, customers and strategic marketplace. Mr. Packer received B.S. and M. Eng. degrees from the Rensselaer Polytechnic Institute and an M.B.A. degree from the Harvard Graduate School of Business Administration.

Robert J. Halliday	57	2003	35,500	(4)	*

Mr. Halliday has served as the General Manager of the Varian Semiconductor Equipment business unit of Applied Materials, Inc., a provider of equipment, services and software to the semiconductor, flat panel display and solar photovoltaic industries, and as a Group Vice President of Applied Materials, Inc. since November 2011. Mr. Halliday previously served as Executive Vice President and Chief Financial Officer of Varian Semiconductor Equipment Associates, Inc., a manufacturer of semiconductor capital equipment, from October 2006 to November 2011; Executive Vice President, Treasurer and Chief Financial Officer from October 2004 to October 2006; Vice President, Treasurer and Chief Financial Officer from November 2002 to October 2004; and Vice President and Chief Financial Officer from March 2001 to November 2002. Prior to joining Varian Semiconductor, Mr. Halliday was Vice President and Chief Financial Officer of Unica Corporation, a software company. Previously, Mr. Halliday was at Ionics, Incorporated, a global separations technology company. At Ionics, he was Chief Operating Officer in 2000; Vice President of the Consumer Water Group from 1996 to 2000; and Chief Financial Officer from 1990 to 2000. Mr. Halliday brings to the Board of Directors his extensive executive leadership experience and his financial expertise. Mr. Halliday received a B.S. degree from the University of Pennsylvania’s Wharton School and an M.B.A. degree from The Wharton School of Finance.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Percent Of Class
Class III Continuing Directors—Terms to Expire in 2013

James W. Biondi, M.D.	55	1999	41,500	(5)	*

Dr. Biondi, a director of the Company since 1999, founded and has served as Chairman of the Board of Directors of Cardiopulmonary Corp., a medical device company, since 1989 and Chief Executive Officer since 1992. Dr. Biondi also serves as Chairman of the Board of Directors of Ivy Biomedical Systems, Inc., a medical device company. Dr. Biondi brings to the Board of Directors his extensive executive leadership, boardroom and medical device industry experience. Dr. Biondi received a B.S. degree from Rensselaer Polytechnic Institute and a M.D. degree from Albany Medical College.

Lewis H. Rosenblum	68	2008	23,500	(6)	*

Mr. Rosenblum was the President, China Operations for Thermo Fisher Scientific, a scientific instrument and supply company, from January 2006 until his retirement in February 2008. Currently, he serves as the Chief Executive Officer, Chairman of the Board of Directors, and Compensation Committee member of the Board of Directors of Cool Containers, LLC, a company that designs, manufactures and ships containers. He also serves on the Board of Directors of FMP Products. From 2003 until 2005, Mr. Rosenblum served as the President, Clinical Diagnostic Division for Thermo Electron Corporation. From 1997 until December 2002, Mr. Rosenblum served as the President of the Bioscience Technology Division of Thermoquest Corp., a division of Thermo Electron Corporation. Mr. Rosenblum brings to the Board of Directors his extensive executive leadership, experience in and knowledge of international markets and operations, and boardroom experience. Mr. Rosenblum received a B.S.E.E. degree from Drexel University and an M.B.A. degree from the University of Hartford.

Class I Continuing Directors—Terms to Expire in 2014

Benson F. Smith	64	2000	20,888	(7)	*

Mr. Smith was appointed Chairman of the Board of Directors of the Company in November 2010. Mr. Smith has served as Chairman, President and Chief Executive Officer of Teleflex Incorporated, a specialty engineered product designer and manufacturer, since January 2011. He had been a director of Teleflex Incorporated since 2005. Mr. Smith was previously the managing partner for the Sales Research Group, a research and consulting organization, until January 2011. From 1999 to January 2011, Mr. Smith was also the Chief Executive Officer of BFS & Associates LLC, a company specializing in strategic planning and venture investing. From 2000 until 2005, Mr. Smith also served as a speaker and author at The Gallup Organization, a global research-based consultancy firm. Mr. Smith was formerly President, Chief Operating Officer and a member of the Board of Directors of C.R. Bard, Inc., a medical device company. Mr. Smith worked at C.R. Bard, Inc. in various capacities for 25 years until his retirement in 1998. Mr. Smith currently serves as a director of Rochester Medical Corporation, a medical device company, as well as a board member for a variety of academic and health-related organizations. Mr. Smith brings to the Board of Directors his executive leadership experience and his extensive medical device industry experience. Mr. Smith received a B.A. degree from Grinnell College and was a post-graduate Watson Fellow.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Percent Of Class
John J. Wallace	58	2007	25,500	(8)	*

Mr. Wallace has served as a senior advisor to various companies since June 2007. Mr. Wallace is a founding director on the Board of Directors (Chairman Emeritus) of the Massachusetts Medical Device Industry Council (MassMedic), an organization of medical device manufacturers and suppliers in Massachusetts and the surrounding region. Mr. Wallace currently serves on the Board of Directors and the Audit/Finance Committee of Triangle Inc., an organization dedicated to helping individuals with disabilities. He also currently serves on the Board of Trustees, as Chairman of the Finance Committee and as Treasurer of the Discovering Justice/James D. St. Clair Federal Court Education Program, a civic and justice education nonprofit organization. Mr. Wallace previously served as Chief Operating Officer of Nova Biomedical Corporation, a medical device company, from 1997 through June 2007. Prior to that, Mr. Wallace served as the Vice President, Operations and Chief Financial Officer of Nova Biomedical Corporation from 1991 through 1997. He previously served as Vice President of Operations/Finance/Administration and Chief Financial Officer of Cortex Corporation, a company in the field of Computer-Aided Software Engineering tools, in 1991 and as Vice President of Manufacturing/Finance/Administration and Chief Financial Officer of Numerix Corporation, a high-speed computer processor organization, from 1985 to 1990. From 2001 to 2008, Mr. Wallace served as a director of Vision Sciences, Inc., a public medical device company. He has also served a number of other firms/organizations in a Board capacity. Mr. Wallace brings to the Board of Directors his executive leadership experience, extensive operational, financial and Board expertise and medical device industry experience. Mr. Wallace received his B.S. from Northeastern University and an M.B.A. degree from Babson College.

Judith C. Pelham	66	2011	1,875	(9)	*

Ms. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest non-profit healthcare systems in the U.S. Prior to her current position at Trinity Health which she has held since 2005, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004; the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000; the President and Chief Executive Officer of the Daughters of Charity Health Services, a network of hospitals, home care and ambulatory services, from 1981 to 1993; and Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980. Since 1995, Ms. Pelham has been a member of the board of Amgen, Inc., a biotechnology company, where she is a member of the Audit Committee and the Corporate Responsibility & Compliance Committee. Ms. Pelham previously served on the boards of directors of Eclipsys Corporation, a healthcare IT solutions company where she served on its Compensation Committee, and Hospira, Inc., a specialty pharmaceutical delivery company where she was a member of its Audit and Public Policy and Compliance Committees. She also serves on the board of trustees of Smith College. Ms. Pelham brings to the Board of Directors extensive experience in the healthcare industry and a thorough understanding of the nation’s healthcare system and the patient populations served by the Company. Ms. Pelham received a Bachelor of Arts degree at Smith College and a Master’s of Public Administration degree from Harvard University.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)	Percent Of Class
Class II Director—Term to Expire Upon Retirement following the 2012 Annual Meeting

Thomas M. Claflin, II	70	1980	44,104(10)	*

All directors and executive officers as a group (16 persons)			920,845(11)	4.0%

*	Less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.
(2)	The Company’s calculation of the percentage of shares beneficially owned by the shareholders in this table is based upon the number of shares of the Company’s Common Stock outstanding as of December 15, 2011 (22,214,575), plus for each listed beneficial owner, any shares of Common Stock that the listed beneficial owner has the right to acquire within 60 days of December 15, 2011.
(3)	Includes 325,250 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011, and 17,000 unvested shares of restricted stock. Does not include 148,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(4)	Represents 35,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(5)	Includes 17,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Includes 22,000 shares owned directly by Dr. Biondi and 2,000 shares owned indirectly for the benefit of minor children. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(6)	Represents 23,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(7)	Includes 17,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(8)	Represents 25,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(9)	Represents 1,875 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 5,625 shares of Common Stock issuance upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(10)	Includes 17,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011. Does not include 4,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(11)	Includes 750,203 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011, and 50,800 unvested shares of restricted stock. Does not include 435,800 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held five meetings during the fiscal year ended October 2, 2011. Each of the directors attended more than 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of which he or she was a member that were held during the period he or she was a director or committee member, with the exception of Mr. Halliday who attended 60% of such meetings due to unavoidable scheduling conflicts. The Company does not have a formal policy requiring members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, although all directors typically attend. All of the directors attended the 2011 Annual Meeting of Shareholders, with the exception of Daniel M. Mulvena who retired as of the 2011 Annual Meeting.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

The current members of the Audit Committee are Messrs. Wallace (as Chair), Halliday and Rosenblum. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Halliday qualifies as the “audit committee financial expert” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has a written charter adopted by the Board of Directors, which was most recently amended by the Board of Directors on November 16, 2010. A copy of the Audit Committee Charter, as amended, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Board of Directors and the Audit Committee have adopted Audit Committee Complaint Procedures, which are available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm and assisting the Board of Directors in general oversight and monitoring of management’s and the independent auditor’s participation in the Company’s financial reporting process. The primary objective in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence of the Company’s external independent auditor. During the fiscal year ended October 2, 2011, the Audit Committee held five meetings and acted by unanimous written consent on one occasion. The Audit Committee’s report on the Company’s audited financial statements for the fiscal year ended October 2, 2011 appears elsewhere in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Smith (as Chair), Dr. Biondi and Ms. Pelham. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Company has adopted a Compensation Committee Charter, which was amended and restated by the Board of Directors on November 11, 2008. A copy of the Compensation Committee Charter, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Compensation Committee, among other things, (1) annually reviews and makes recommendations to the Board of Directors with respect to the compensation of all directors, officers and members of senior management of the Company; (2) reviews and approves the corporate goals and objectives that may be relevant to the compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of the goals and objectives that were set for the Chief Executive Officer and determines the Chief Executive Officer’s compensation based on such evaluation; (3) administers the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) and the 2006 Non-Employee Director Stock Option Plan (the “2006 Plan”); and (4) prepares the

Compensation Committee’s report on executive compensation for inclusion in the Company’s proxy statements in accordance with Securities and Exchange Commission rules and regulations. From time to time the Compensation Committee will work with the Company’s Chief Executive Officer in fulfilling its responsibilities. During the fiscal year ended October 2, 2011, the Compensation Committee held five meetings and acted by unanimous written consent on one occasion. The Compensation Committee’s report on executive compensation appears elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Claflin (as Chair) and Halliday. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Company has adopted a Nominating and Corporate Governance Committee Charter, which was amended and restated by the Board of Directors on November 11, 2008. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines and periodically reviewing such guidelines and recommending any changes to them. The Company has adopted Corporate Governance Guidelines, which was most recently amended and restated by the Board of Directors on November 16, 2010. A copy of the Corporate Governance Guidelines, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The recent amendments to the Corporate Governance Guidelines, among other things, (1) provide that the Board of Directors currently believes that the appropriate size of the Board of Directors is between five and ten directors, (2) state that in the event of a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will determine whether to leave such vacancy open until the next annual meeting of shareholders or to recommend to the Board of Directors a nominee to fill such vacancy, provided that any nominee appointed by the Board of Directors would be subject to election at the next annual meeting of shareholders, (3) limit directors to serving on a maximum of three boards of directors of public companies other than the Company, (4) provide that whenever a director’s principal employment changes to a material extent (such as termination of employment, change in employer, change in title or significant change in responsibilities), such director must promptly submit his or her resignation as a director to the Board of Directors which will then determine whether or not to accept such resignation, (5) provide for a Chief Executive Officer succession plan and (6) provide that no individual who has reached the age of 75 will be nominated for election or re-election to the Board of Directors.

In addition, the Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. One of the enumerated factors under the Corporate Governance Guidelines that the Nominating and Corporate Governance Committee considers when identifying potential nominees is the diversity of present and anticipated Board membership. As a result, both the Board of Directors and the Nominating and Corporate Governance Committee may consider the diversity of background and experience of a director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

The Nominating and Corporate Governance Committee will consider a nominee for election to the Board of Directors recommended by a shareholder of record if the shareholder submits the nomination in accordance with the timing and information requirements of the Company’s Amended and Restated By-Laws, as amended. Such proposal should specify whether the named person(s) should be considered by the Nominating and Corporate Governance Committee for inclusion as a Board of Directors nominee or whether the named person(s) are to be considered shareholder nominees under the Company’s Amended and Restated By-Laws, as amended. Please see the sections of this proxy statement entitled “Other Matters—Shareholder Proposals” for a summary of these requirements. At a minimum, each nominee, whether proposed by a shareholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, shall have an experience base useful to the Company and complementary to the other directors, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its shareholders. The Nominating and Corporate Governance Committee recommended that Richard A. Packer and Robert J. Halliday be nominated for election to serve as Class II directors until the 2015 Annual Meeting of Shareholders. During the fiscal year ended October 2, 2011, the Nominating and Corporate Governance Committee held one meeting and acted by unanimous written consent on one occasion.

The Nominating and Corporate Governance Committee has developed a self-assessment process for the Board of Directors. The Board of Directors engages in this self-assessment process on an annual basis.

Information contained in the Company’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Director Independence

The Board of Directors has determined that each of Dr. Biondi, Messrs. Claflin, Halliday, Smith, Rosenblum, and Wallace, and Ms. Pelham is an “independent director” in accordance with the corporate governance rules of The NASDAQ Stock Market LLC as a result of having no relationship with the Company other than (1) serving as a director and a Board of Directors committee member, (2) receiving related fees as disclosed in this proxy statement, and (3) having beneficial ownership of the Company’s Common Stock as disclosed in the section of this proxy statement entitled “Proposal 1—Election of Directors—Information Regarding Nominees and Directors.” Therefore, the Company currently has a majority of “independent directors” and expects to have a majority of “independent directors” upon the retirement of Mr. Claflin following the Annual Meeting.

Meetings of Independent Directors

Independent directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the independent directors of the Company are Dr. Biondi, Messrs. Claflin, Halliday, Smith, Rosenblum, and Wallace, and Ms. Pelham. The presiding director for these meetings is Mr. Smith, the Chairman of the Board of Directors. Any interested parties who wish to make their concerns known to the independent directors may avail themselves of the same procedures utilized with respect to the Company’s Audit Committee Complaint Procedures. The Audit Committee Complaint Procedures are available on the Company’s website at www.zoll.com.

Board Leadership Structure

In November 2010, the Board of Directors separated the positions of Chairman of the Board of Directors and Chief Executive Officer and elected Mr. Smith as Chairman. Mr. Packer continues to serve as Chief Executive Officer. Mr. Packer previously served as both Chairman of the Board of Directors and Chief Executive Officer, and the Company believes that that leadership structure served it well in the past. Currently, however, the Board of Directors and Mr. Packer believe that it is in the best interests of the Company that the roles of Chairman of the Board of Directors and Chief Executive Officer be separated and therefore the Corporate Governance Guidelines provide that the positions be occupied by different individuals.

The Board of Directors believes that this structure enables each person to focus on the individual roles of each position. The Company’s Chief Executive Officer, Mr. Packer, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Smith, the Chairman, works with Mr. Packer regarding the provision of information to the Board, presides over meetings of the full Board of Directors and establishes the agenda for Board meetings. Mr. Smith also acts as the lead independent director and presides at executive sessions of the independent directors. Although the Company currently believes that separating the Chief Executive Officer and Chairman positions is in the best interests of the Company, the Board of Directors may in the future determine that it would be in the best interests of the Company to combine the roles of Chairman and Chief Executive Officer.

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

Risk Considerations in the Company’s Compensation Programs

In connection with the Compensation Committee’s compensation reviews, the Compensation Committee assesses whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Based on its review, the Compensation Committee believes that the mix and design of the Company’s compensation plans and policies do not encourage employees to assume excessive risk and therefore are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of the Company’s executive compensation plans and policies: (1) the Company sets performance goals that the Company believes are reasonable in light of past performance and market conditions; (2) the long-term vesting for the Company’s equity incentive awards helps to align the interests of management with those of the Company’s shareholders in respect of the Company’s long-term performance; and (3) for fiscal 2011, at least 70% of each named executive officer’s annual cash incentive bonus was based on the satisfaction of corporate performance metrics such as revenues and earnings per share, which serves to minimize the impact of excessive risk taking by any individual member of management.

Communication with the Board of Directors

If you wish to communicate with any of the Company’s directors or the Board of Directors as a group, you may do so by either (1) following the same procedures with respect to the Company’s Audit Committee Complaint Procedures (available on the Company’s website at www.zoll.com), or (2) by writing to the Board of Directors, or such individual director(s) c/o the Secretary, ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824-4105.

The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Secretary will be forwarded promptly to the appropriate addressee(s).

Employee Code of Conduct

The Company has adopted an Employee Code of Conduct, which is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Employee Code of Conduct was amended on November 16, 2010 to provide that no political contributions generally may be made with the Company’s funds and, therefore, no director, officer or employee of the Company may make any contribution of the Company’s funds to any political candidate or holder of any government office without express permission from the Company’s Chief Executive Officer. The Employee Code of Conduct applies to all employees of the Company and the Board of Directors of the Company, and is meant to provide a general framework for the Company’s expectations with respect to the conduct of its employees and directors.

Procedures and Guidelines Governing Securities Trading

The Company maintains Procedures and Guidelines Governing Securities Trading for transactions relating to the Company’s securities by directors, officers and employees of the Company. Such Procedures and Guidelines Governing Securities Trading, among other things, prohibit directors, officers and employees of the Company from purchasing or selling derivative securities without the prior approval of the Company’s compliance officer.

Stock Ownership Policy

The Board of Directors has adopted a share ownership policy relating to ownership of the Company’s securities by the Company’s Chief Executive Officer and the directors. Subject to the terms of the policy, the Chief Executive Officer is required to acquire over a four-year period and hold shares of Common Stock of the Company equal to two times his or her base salary as of a specified measuring date, and each of the Company’s directors is required to acquire over a four-year period and hold shares of Common Stock of the Company equal to three times the retainer paid to the director as of a specified measuring date. Vested “in the money” stock options are included in the total number of shares owned by the Chief Executive Officer or the directors for purposes of the share ownership policy.

COMPENSATION DISCUSSION AND ANALYSIS

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.

We place significant emphasis on pay-for-performance based incentive compensation, which is designed to reward our executives based on the achievement of predetermined corporate and individual goals. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers as determined in accordance with applicable Securities and Exchange Commission rules, which are collectively referred to as the named executive officers.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive and dynamic medical device industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders by motivating executives to increase shareholder value and rewarding executives when shareholder value increases;

•

provide a competitive compensation package, which is weighted heavily towards pay for performance and in which a significant portion of total compensation is determined by the achievement of corporate and individual goals which create shareholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Officer Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for determining the compensation for our executive officers. The Board of Directors has determined that each member of the Compensation Committee is “independent” as the term is defined in the applicable Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined under Section 16 of the Exchange Act.

For fiscal 2011, the Compensation Committee retained Radford Consulting as an independent compensation consultant to assist the Committee in its deliberations. Radford assisted the Committee in reviewing our executive compensation programs and practices from a market perspective. Generally we use independent consultants to provide periodic, but not necessarily annual, market assessments regarding compensation levels and programs, as well as to provide opinion and commentary with respect to proposed actions or changes.

In connection with its market assessments, Radford, with input from the Compensation Committee, developed an executive compensation comparison group for use in developing and setting fiscal 2011 executive compensation. Companies included in the comparison group were identified based on industry comparability, annual revenue, market value and number of employees. The 2011 executive compensation comparison group identified by Radford consisted of the following companies: Accuray Inc., American Medical Systems Inc.,

Analogic Corp., Arthrocare Corp., Coherent Inc., Conmed Corp., Dionex Corp., ev3 Inc., FEI Co., Haemonetics Corp., ICU Medical Inc., Immucor Inc., Integra LifeSciences Holdings Corp., Masimo Corp., Merit Medical Systems Inc., MKS Instruments Inc., Natus Medical Inc., NuVasive Inc., NXStage Medical, Inc., OSI Systems Inc., SonoSite Inc., Thoratec Corp., Veeco Instruments Inc., and Volcano Corp. This group was used by our Compensation Committee to assist in assessing and establishing fiscal 2011 executive compensation levels and programs.

Based on the fiscal 2011 executive compensation comparison group, we targeted our total direct compensation for our executive offices to be above-average, based on strong company performance, as compared to the executives in this comparison group. In doing so, we underweighted the portion of the total cash compensation paid in the form of base salaries and overweighted the portion representing bonus potential.

In determining executive officer compensation, we annually review the performance of our Chief Executive Officer, together with each of the other executive officers. The Chief Executive Officer provides us with his assessment of the performance of each of these executive officers and makes recommendations with respect to each executive officer’s (other than his own) appropriate base salary, annual cash incentive bonus goals and potential payments and level of the annual stock option award. Based on this information and our analysis, the Compensation Committee then makes the final determination regarding each executive officer’s compensation. In doing so, we review, among other things:

•	the past compensation levels of each of our executives and of our executives as a group;

•	current compensation for consistency with benchmarks and previous compensation decisions;

•	alignment with our overall compensation philosophy;

•	relative compensation levels among our executives;

•

existing levels of stock and option ownership among our executives, previous grants of stock options to our executives and the vesting schedules of previously grant options to ensure executive retention and alignment with stockholder interests; and

•	general trends in executive compensation.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Overall, we design our executive compensation programs to achieve the objectives described above. In particular, consistent with the significant emphasis we place on performance-based incentive compensation, we overweight our targeted cash compensation towards annual cash incentive bonuses and away from base salaries and provide a significant portion of our total executive compensation in the form of stock options, which also serves as a method for retaining key employees. In structuring our annual cash incentive bonuses, we focus primarily on the achievement of predetermined corporate financial performance goals and to a significantly lesser extent on individual management objectives.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in fiscal 2011 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address; however, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program to a greater or lesser extent serves each of our objectives.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Although base salaries are established in part based on the individual executive’s experience, skills, and expected contributions during the coming year as well as his or her performance during the prior years, we do not view base salaries as primarily serving our objective of paying for performance.

Consistent with our pay-for-performance compensation philosophy, we weight the total compensation of our named executive officers more heavily towards cash incentive bonuses and long-term equity incentive compensation than we believe is customary for comparable companies. Therefore, while we seek to set the potential total compensation opportunity for our named executive officers at above-average levels if the Company performs strongly, we deliberately underweight base salaries and set those at levels we believe to be below-average in comparison to comparable companies.

In setting base salaries for 2011, we recognized that we had frozen executive salaries for 2009 and 2010 on account of the severe worldwide economic downturn. In light of the Company’s strong results in 2010 as it emerged from the recession and the two-year salary freeze, we determined to raise salaries for the named executive officers by between 3.6% to 4.8% for fiscal 2011. Accordingly, for fiscal 2011 Mr. Packer’s salary was increased from $400,000 to $415,000, Mr. Whiton’s salary was increased from $280,000 to $290,000, Mr. Rennert’s salary was increased from $310,000 to $325,000, Mr. Flora’s salary was increased from $260,000 to $270,000 and Mr. Moghadam’s salary was increased from $220,000 to $230,000.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance as measured against predetermined goals and objectives established by us. Specific criteria for these bonuses are determined based on a combination of qualitative and quantitative measures, the details of which are established each year. These goals vary for each executive based on his or her responsibilities and role within the Company and include corporate financial performance measures, which may include achieving targeted corporate earnings per share growth, revenue growth, return on sales, cash flow or other financial metrics. Each executive may also have a number of goals tied to his or her completion of specific management objectives. Both the corporate financial performance goals and the individual management objectives are intended to require performance that should result in our meeting or exceeding our corporate financial plan. In fiscal 2011, 70% to 89% of the bonus potential for the named executive officers was based on the achievement of corporate financial performance goals and the balance of the bonus potential was based on the achievement of management objectives specifically set for each officer. Moreover, each year we establish an additional bonus opportunity based on, among other factors, our corporate earnings per share for the year exceeding our plan by predetermined percentages. Traditionally, we have set this additional bonus opportunity at up to 100% of the cash bonus payable on account of otherwise achieving certain of the annual corporate financial performance goals. In conjunction with our salary freeze, for fiscal 2010 we reduced the maximum potential percentage of this additional bonus to 30%; however, for 2011 we restored this maximum potential percentage to 100%.

For fiscal 2011, consistent with our pay-for-performance philosophy, we increased the bonus potential as a percentage of base salary for our named executive officers. This also reflects our decision to underweight base salaries and overweight potential incentive bonuses in allocating overall executive compensation. Accordingly, for fiscal 2011 we established the targeted annual cash incentive bonus for Mr. Packer to equal 100% of his base salary and for each of the other named executive officers the targeted bonus ranged from approximately 66% to 96% of their respective base salaries. For Mr. Packer, we set his corporate financial performance goals to the achievement of specified levels of quarterly and annual earnings per share, revenue growth, return on sales, and cash flow. For Mr. Whiton, we set his corporate financial performance goal to the achievement of a predetermined level of earnings per share. In the case of Mr. Rennert, we set his corporate financial performance goals to the achievement of a predetermined level of earnings per share as well as the financial performance of our core business. In the case of Messrs. Flora and Moghadam, we set their corporate financial performance goals to the achievement of a predetermined level of earnings per share as well as the revenue growth and contribution of their respective sales regions. We set these corporate financial performance goals for the targeted amount of annual cash incentive bonuses at levels that we believe will be achieved by our executives a majority of the time. The achievement of corporate financial performance at levels above or below these target goals are intended to provide for correspondingly greater or lesser incentive payments, and are accordingly harder or easier to achieve. We set the corporate financial performance goals for bonuses in excess of the target bonus at levels that we believe will be achieved only as a result of exceptional performance. Our individual management objectives are tailored to the specific roles and responsibilities of each executive and are set at levels that we believe are achievable with strong performance by our executives.

In fiscal 2011, the Company achieved very strong financial results, with revenues growing 18% and earnings per share growing 60% as compared to the prior fiscal year. Consistent with our pay-for-performance compensation structure, these record results triggered substantial bonus pay-outs for fiscal 2011. Since we believe in paying for performance, exceptional performance should result in higher pay. That was the case for the Company’s executives in fiscal 2011. For fiscal 2011, Mr. Packer earned $580,000 for achieving all of his corporate financial performance goals and for earning the full additional bonus opportunity. He also earned $95,000 for satisfying certain specified management objectives related to progress in the LifeVest® and temperature management businesses and efforts with respect to the Company’s management initiatives. Mr. Whiton earned $300,000 on account of the achievement of his corporate financial performance goals and for earning the full additional bonus opportunity and $40,000 for satisfying specified management objectives. Mr. Rennert earned $316,000 on account of the achievement of his corporate financial performance goals and for earning the full additional bonus opportunity and $10,000 for satisfying specified management objectives. Messrs. Flora and Moghadam earned $265,900 and $231,000, respectively, on account of satisfying their respective corporate financial performance goals and for earning the full additional bonus opportunity.

For our 2011, 2010, 2009, 2008 and 2007 fiscal years, the aggregate annual bonuses paid to the named executive officers as a percentage of their total base salaries were 120%, 29%, 17%, 70% and 82% respectively. These levels of bonuses earned each year by the named executive officers reflect our pay-for-performance strategy in that the named executive officers have earned considerably higher percentage bonuses in those years in which the Company achieved stronger financial performance.

We are subject to the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act that generally provide that, in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we will recover from any current or former executive officer who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare the restatement based on the erroneous data, any excess compensation above what would have been paid under the restatement. We are also subject to certain compensation clawback provisions set forth in the Sarbanes-Oxley Act of 2002.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards to executives as part of our total compensation package. Consistent with our emphasis on performance-based incentive compensation, these awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our shareholders by providing our executives with strong incentives to increase shareholder value and a significant reward for doing so.

Historically and for fiscal 2011, we granted long-term equity incentive awards in the form of stock options. Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with the Company. Stock options have generally vested over four years based on continued employment with the Company. We have made grants to our named executive officers generally on an annual basis. All options are granted at an exercise price equal to the closing price of our Common Stock on the date of grant. Although the Company used to grant all stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), subject to the volume limitations contained in the Internal Revenue Code, more recently we have granted our stock options as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. In addition, for fiscal 2012 we changed our long-term equity incentive awards approach by granting a combination of stock options and restricted stock.

For fiscal 2011, we considered a number of factors in determining the stock options to be granted to our executives, including:

•	the present and expected future value of the stock option grants;

•	our understanding of the amount of equity compensation generally granted by similarly situated companies to their executives with similar roles and responsibilities; and

•	the amount and percentage of our total equity granted to our executives.

We believe that the level of stock options granted to the executives in fiscal 2011 will, during their term, constitute a significant incentive for the executives to improve our overall financial performance and thereby increase the value of our stock.

For fiscal 2011, we granted stock options to each of our named executive officers in the following amounts: Mr. Packer was granted an option to purchase 95,000 shares of our Common Stock; Mr. Whiton was granted an option to purchase 40,000 shares of our Common Stock; Mr. Rennert was granted an option to purchase 50,000 shares of our Common Stock; Mr. Flora was granted an option to purchase 20,000 shares of our Common Stock; and Mr. Moghadam was granted an option to purchase 25,000 shares of our Common Stock.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including health coverage, disability insurance, life insurance and our 401(k) plan, which provides for specified matching contributions from the Company.

Severance Benefits

We have agreed to provide severance benefits to our named executive officers in the event of, among other things, a change of control. These benefits are designed to promote stability and continuity of our executive management team. We believe that the interests of shareholders will be best served if the interests of our executive management team are aligned with them. We further believe that providing these benefits should eliminate, or at least reduce, the reluctance of our executive management team to pursue potential change of control transactions that may be in the best interests of shareholders.

Further analysis of payments triggered by a change of control is provided beginning on page 23 of this proxy statement.

Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its three most highly compensated executive officers (other than the Chief Financial Officer). However, compensation which qualifies as “performance based” is excluded from the $1,000,000 limit. The Compensation Committee believes that our stock option grants to date meet the “performance based” criteria and are, therefore, exempt from the limitations on deductibility. The Compensation Committee presently expects that total cash compensation payable for any year to any executive will not exceed the $1,000,000 limit of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis report beginning on page 13 of this proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report has been furnished by the members of the Compensation Committee:

BENSON SMITH, Chairman

JAMES W. BIONDI, M.D.

JUDITH C. PELHAM

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Mr. Smith, Dr. Biondi and Ms. Pelham. Messrs. Mulvena and Rosenblum and Dr. Biondi were the members of the Compensation Committee until January 2011. None of the members of the Compensation Committee during fiscal 2011 is or was previously an officer or employee of the Company. The Company is not aware of any compensation committee interlocks or relationships involving members of the Compensation Committee requiring disclosure in this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended October 2, 2011, October 3, 2010, and September 27, 2009, the compensation of the person who served as Chief Executive Officer of the Company, Chief Financial Officer of the Company, and each of the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and Chief Financial Officer.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard A. Packer	2011	$415,000	$95,000	$1,157,100	$580,000	$9,090	$2,256,190
Chief Executive Officer	2010	$400,000	$85,000	$492,600	$56,000	$840	$1,034,440
	2009	$400,000	$75,000	$475,500	$25,000	$3,840	$979,340

A. Ernest Whiton	2011	$290,000	$40,000	$487,200	$300,000	$9,090	$1,126,290
Chief Financial Officer and Vice President, Administration	2010	$280,000	$35,000	$123,150	$27,300	$840	$466,290
	2009	$280,000	$45,000	$161,670	$—	$3,840	$490,510

Jonathan A. Rennert	2011	$325,000	$10,000	$609,000	$316,000	$9,090	$1,269,090
President	2010	$310,000	$18,000	$164,200	$70,000	$840	$563,040
	2009	$310,000	$22,500	$237,750	$50,000	$3,840	$624,090

Steven K. Flora	2011	$270,000	$—	$243,600	$265,900	$9,090	$788,590
Vice President—North	2010	$260,000	$15,000	$123,150	$34,300	$840	$433,290
American Sales	2009	$260,000	$15,000	$161,670	$—	$3,840	$440,510

Alexander N. Moghadam	2011	$230,000	$—	$304,500	$231,000	$9,023	$774,523
Vice President—International	2010	$220,000	$20,000	$123,150	$72,900	$739	$436,789
Operations	2009	$220,000	$20,000	$161,670	$—	$3,739	$405,409

(1)	We do not maintain any pension plans or non-qualified deferred compensation plans.
(2)	Bonus payments include awards to Messrs. Packer, Whiton, Rennert, Flora, and Moghadam and are based on individual management objectives as discussed in the Compensation Discussion and Analysis earlier in this proxy statement with respect to bonus payments in 2011, in the proxy statement filed with the Securities and Exchange Commission on December 23, 2010 in connection with the 2011 Annual Meeting of Shareholders, with respect to bonus payments in 2010, and in the proxy statement filed with the Securities and Exchange Commission on December 22, 2009 in connection with the 2010 Annual Meeting of Shareholders, with respect to bonus payments in 2009. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2009 bonus was paid in fiscal 2010, the 2010 bonus was paid in fiscal 2011 and the 2011 bonus will be paid in fiscal 2012.
(3)	Amounts listed reflect the grant date fair value of stock option awards, excluding the impact of estimated forfeitures, in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions we used for calculating the grant date fair values are set forth in Notes A and M to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2011.
(4)

Non-equity incentive plan payments include awards to Messrs. Packer, Whiton, Rennert, Flora, and Moghadam and are based on achievement of corporate financial performance goals as discussed in the Compensation Discussion and Analysis earlier in this proxy statement with respect to non-equity incentive plan payments in 2011, in the proxy statement filed with the Securities and Exchange Commission on December 23, 2010 in connection with the 2011 Annual Meeting of Shareholders with respect to non-equity incentive plan payments in 2010, and in the proxy statement filed with the Securities and Exchange Commission on December 22, 2009 in connection with the 2010 Annual Meeting of Shareholders with respect to non-equity incentive plan payments in 2009. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2009 non-equity incentive plan payments were paid in fiscal 2010, the 2010 non-equity incentive plan payments were paid in fiscal 2011 and the 2011 non-equity incentive plan payments were paid in fiscal 2012.

(5)	The table below shows the components of this column, which include the Company’s match for each individual’s 401(k) Plan contributions and imputed income related to life insurance benefits:

Name	Year	401(k) Match(a)		Life Insurance		Total “All Other Compensation”
Richard A. Packer	2011 2010 2009	$ $ $	8,250 — 3,000	$ $ $	840 840 840	$ $ $	9,090 840 3,840

A. Ernest Whiton	2011 2010 2009	$ $ $	8,250 — 3,000	$ $ $	840 840 840	$ $ $	9,090 840 3,840

Jonathan A. Rennert	2011 2010 2009	$ $ $	8,250 — 3,000	$ $ $	840 840 840	$ $ $	9,090 840 3,840

Steven K. Flora	2011 2010 2009	$ $ $	8,250 — 3,000	$ $ $	840 840 840	$ $ $	9,090 840 3,840

Alexander N. Moghadam	2011 2010 2009	$ $ $	8,250 — 3,000	$ $ $	773 739 739	$ $ $	9,023 739 3,739

(a)	Amounts represent the Company’s match for 401(k) Plan contributions made to the executive in calendar years 2008, 2009 and 2010, as applicable. Consistent with other measures taken by the Company to preserve cash and earnings in the face of decreased business arising from challenging economic conditions, the calendar 2008 amounts above reflect a $3,000 “cap” on the Company match. Additionally, the Company excluded the named executive officers from receiving any matching contributions from the Company’s 401(k) plan for the 2009 calendar year. The Company’s named executive officers received matching contributions from the Company’s 401(k) plan for the 2010 calendar year.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards under the Company’s equity and non-equity incentive plans to the named executive officers during the year ended October 2, 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Richard A. Packer	11/16/2010				95,000	(5)	$30.27	$1,157,100
	11/16/2010	—	415,000	—

A. Ernest Whiton	11/16/2010				40,000	(5)	$30.27	$487,200
	11/16/2010	—	190,000	—

Jonathan A. Rennert	11/16/2010				50,000	(5)	$30.27	$609,000
	11/16/2010	—	228,000	—

Steven K. Flora	11/16/2010				20,000	(5)	$30.27	$243,600
	11/16/2010	—	255,000	—

Alexander N. Moghadam	11/16/2010				25,000	(5)	$30.27	$304,500
	11/16/2010	—	220,000	—

(1)	Represents the date on which the Compensation Committee of the Board of Directors approved the grant of stock options under the 2001 Plan and target amounts under the non-equity incentive plan set forth in this table.
(2)	The amounts of these non-equity incentive plan target payments that were earned in fiscal 2011 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. More information regarding such payments is discussed in footnote 4 to the Summary Compensation Table and in the Compensation Discussion and Analysis earlier in this proxy statement.
(3)	Stock options granted under the 2001 Plan. Such options vest fully upon a Change of Control, as defined in the 2001 Plan.
(4)	Amounts listed reflect the grant date fair value of stock option awards, excluding the impact of estimated forfeitures, in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions we used for calculating the grant date fair values are set forth in Notes A and M to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2011.
(5)	The stock option vests in four equal annual installments commencing on November 16, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the named executive officers concerning unexercised stock option awards as of October 2, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END(1)

Option Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard A. Packer	9,000	—		—	$18.38	4/16/2013
	75,000	—		—	$11.26	11/15/2015
	100,000	—		—	$20.23	11/14/2016
	37,500	12,500	(3)	—	$23.05	11/14/2017
	25,000	25,000	(4)	—	$22.05	11/11/2018
	15,000	45,000	(6)	—	$20.23	11/10/2019
		95,000	(7)	—	$30.27	11/16/2020

A. Ernest Whiton	6,000	—		—	$20.23	11/14/2016
	7,500	2,500	(3)	—	$23.05	11/14/2017
	8,500	8,500	(4)	—	$22.05	11/11/2018
	3,750	11,250	(6)	—	$20.23	11/10/2019
	—	40,000	(7)	—	$30.27	11/16/2020

Jonathan A. Rennert	18,750	6,250	(5)	—	$33.67	7/21/2018
	12,500	12,500	(4)	—	$22.05	11/11/2018
	5,000	15,000	(6)	—	$20.23	11/10/2019
	—	50,000	(7)	—	$30.27	11/16/2020

Steven K. Flora	—	2,500	(3)	—	$23.05	11/14/2017
	—	8,500	(4)	—	$22.05	11/11/2018
	—	11,250	(6)	—	$20.23	11/10/2019
	—	20,000	(7)	—	$30.27	11/16/2020

Alexander N. Moghadam	15,000	—		—	$16.64	2/8/2015
	15,000	—		—	$12.00	4/22/2015
	15,000	—		—	$13.03	7/21/2015
	18,000	—		—	$11.26	11/15/2015
	20,000	—		—	$20.23	11/14/2016
	11,250	3,750	(3)	—	$23.05	11/14/2017
	8,500	8,500	(4)	—	$22.05	11/11/2018
	3,750	11,250	(6)	—	$20.23	11/10/2019
	—	25,000	(7)	—	$30.27	11/16/2020

(1)	The number of securities underlying options awards granted on or prior to February 12, 2007, and the exercise price per share of such awards, have been adjusted to reflect the Company’s two-for-one stock split, which was effective February 12, 2007.
(2)	As of October 2, 2011, none of the named executive officers had been granted stock awards.
(3)	The option vests in four equal annual installments commencing on November 14, 2008.
(4)	The option vests in four equal annual installments commencing on November 11, 2009.
(5)	The option vests in four equal annual installments commencing on July 21, 2009.
(6)	The option vests in four equal annual installments commencing on November 10, 2010.
(7)	The option vests in four equal annual installments commencing on November 16, 2011.

Option Exercises and Stock Vested

Set forth in the following table are the number of stock options exercised by each of the named executive officers during the fiscal year ended October 2, 2011. None of the named executive officers listed in the table below had stock awards as of October 2, 2011.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)(1)(2)	Value Realized on Exercise ($)(3)
Richard A. Packer	45,000	922,067

A. Ernest Whiton	70,000	1,692,247

Jonathan A. Rennert	—	—

Steven K. Flora	15,500	195,336

Alexander N. Moghadam	4,000	184,999

(1)	Amounts shown represent the aggregate number of shares acquired upon option exercise.
(2)	For option exercises with respect to options granted on or prior to February 12, 2007, the number of shares acquired upon exercise, the exercise price per share, and the market price at the time of exercise have each been adjusted to reflect the Company’s two-for-one stock split, which was effective February 12, 2007. These adjustments do not impact the aggregate amount of value realized upon exercise.
(3)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Potential Payments Upon Termination or Change of Control

The named executive officers are entitled to certain compensation in the event of termination of their employment. This section is intended to discuss these post-employment payments, assuming separation from employment on September 30, 2011, the last business day of the 2011 fiscal year, on the terms currently in effect between the named executive officers and us.

Employment Agreement with Richard A. Packer

We have an employment agreement with Mr. Packer, dated July 19, 1996 and amended on November 17, 2008 (the “Employment Agreement”). Under the Employment Agreement, if we terminate Mr. Packer’s employment without Cause, as defined in the Employment Agreement, following a 30 day notice period:

•

we will continue to pay Mr. Packer his base salary, in effect at the time of the termination, for a period of 12-months in installments commencing on the first pay date on or immediately after the 30-day notice period of Mr. Packer’s termination;

•	we will provide Mr. Packer with reasonable and customary outplacement services for the shorter of (a) the 12-month period following termination, or (b) until Mr. Packer accepts a new position; and

•	any stock options held by Mr. Packer will continue to vest over the 12-month period following his termination, as if Mr. Packer were still employed by the Company.

Furthermore, the Employment Agreement provides that all of Mr. Packer’s stock options will fully vest upon the occurrence of a Change of Control, as defined in the 1992 Stock Option Plan.

For example, if Mr. Packer had been terminated without Cause on September 30, 2011, the last business day of the fiscal year, and such termination was not in connection with a change of control, Mr. Packer would have been entitled to severance in the amount of $415,000, reasonable and customary outplacement services of $25,000 assuming that Mr. Packer received such services for a 12-month period, and an incremental value of $819,813 attributable to gains realized for the continued vesting of his unvested stock options over the 12-month period following such termination based on the closing price of the Common Stock of $37.74 on September 30, 2011.

The Employment Agreement requires a six-month delay to the payment of severance to Mr. Packer to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Employment Agreement also contains a provision that generally prevents Mr. Packer from competing with us or attempting to hire our employees for three years following Mr. Packer’s termination of employment for any reason.

Severance Agreements

In addition to the Employment Agreement with Mr. Packer, we have also entered into a Senior Executive Severance Agreement with Mr. Packer, dated January 21, 2000 and amended November 17, 2008; an Amended and Restated Executive Severance Agreement with Mr. Whiton, dated April 1, 2002 and amended November 11, 2008; and Executive Severance Agreements with each of Messrs. Rennert, dated November 11, 2008; Flora, dated May 6, 2002 and amended December 1, 2008; and Moghadam, dated August 10, 2005 and amended November 11, 2008 (each a “Severance Agreement” and collectively, the “Severance Agreements”). The Severance Agreements provide for certain payments to be made to each of Messrs. Packer, Whiton, Rennert, Flora, and Moghadam in connection with a termination of employment following a Change of Control, as defined in each Severance Agreement.

Severance Agreement with Mr. Packer

If, within 36 months after a Change of Control (as defined in the Severance Agreement), Mr. Packer is terminated by the Company for any reason, or if Mr. Packer terminates his employment for any reason, Mr. Packer is entitled to:

•

a lump sum payment equal to two and one-half times the sum of: (a) Mr. Packer’s salary in effect immediately prior to such termination of employment or the Change of Control (whichever is greater), and (b) Mr. Packer’s most recently paid bonus;

•	continued health and dental insurance coverage for 30 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by Mr. Packer in enforcing his Severance Agreement.

If, following a Change of Control of the Company, Mr. Packer becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the Company will reimburse Mr. Packer for all excise taxes that are imposed pursuant to Section 4999 as well as any income and excise taxes that are payable by Mr. Packer as a result of any such reimbursements for Section 4999 excise taxes.

Mr. Packer’s Severance Agreement requires a six-month delay to the payment of severance to Mr. Packer to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

Mr. Packer’s Severance Agreement will terminate upon the earlier of (a) the termination of Mr. Packer’s employment prior to a Change of Control; (b) a termination of Mr. Packer’s employment that does not qualify him for the severance benefits set forth above following a Change of Control; or (c) 36 months following a Change of Control.

Severance Agreement with Messrs. Whiton and Rennert

If, within 18 months after a Change of Control (as defined in each Severance Agreement), the applicable executive’s employment terminates in connection with a Terminating Event (defined in the Severance Agreement generally to mean (a) the Company’s termination of the applicable executive’s employment for any reason other than certain enumerated reasons, such as willful dishonesty, conviction of a crime, or failure to perform his duties to the Company, or (b) the applicable executive’s termination of his employment for any reason), the applicable executive is entitled to:

•

a lump sum payment equal to two times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years;

•	continued health and dental insurance coverage for 18 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by the executive in enforcing his Severance Agreement.

If following a Change of Control of the Company, Mr. Whiton or Mr. Rennert becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the severance payments will be reduced (but not below zero) so that the payments will not trigger the excise tax, unless the executive would receive greater benefit through the receipt of all severance payments and benefits described above following the payment of all the applicable excise taxes payable under such section.

The Severance Agreements with Messrs. Whiton and Rennert each require a six-month delay to the payment of severance to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Company’s Severance Agreements with Messrs. Whiton and Rennert will each terminate upon the earliest of (a) termination of the executive’s employment prior to a Change of Control, (b) a termination of the executive’s employment after a Change of Control that does not constitute a Terminating Event or (c) 18 months following a Change of Control.

Severance Agreements with each of Messrs. Flora and Moghadam

The Severance Agreements with each of Messrs. Flora and Moghadam provide that if, within 18 months after a Change of Control (as defined in each Severance Agreement), the applicable executive’s employment terminates in connection with a Terminating Event (defined in each Severance Agreement generally to mean (a) the Company’s termination of an executive’s employment for any reason other than certain enumerated reasons, such as willful dishonesty, conviction of a crime, or failure to perform the executive’s duties to the Company, or (b) the Executive’s termination of his employment for Good Reason, as defined in each executive’s respective Severance Agreement), the applicable executive is entitled to:

•

a lump sum payment equal to one and one-half times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years;

•	continued health and dental insurance coverage for 18 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by such executive in enforcing his Severance Agreement.

If, following a Change of Control of the Company, Messrs. Flora or Moghadam becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the severance payments will be reduced (but not below zero) so that the payments will not trigger the excise tax, unless the executive would receive a greater benefit through the receipt of all severance payments and benefits described above, following the executive’s payment of all applicable excise taxes payable pursuant to such section.

The Severance Agreements with Messrs. Flora and Moghadam each require a six-month delay to the payment of severance to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Company’s Severance Agreements with Messrs. Flora and Moghadam will each terminate upon the earliest of (a) termination of the executive’s employment prior to a Change of Control, (b) a termination of the executive’s employment after a Change of Control that does not constitute a Terminating Event or (c) 18 months following a Change of Control.

Acceleration of Options and Restricted Stock upon a Change of Control

Each of the Company’s stock option plans provides that, upon a Change of Control, as defined in the applicable plan, or a Sale Event as defined in the 2001 and 2006 Plans, each stock option will fully vest and the conditions and restrictions on any restricted stock award relating solely to the passage of time and continued employment will be removed. For example, if a Change of Control had occurred on September 30, 2011, the last business day of the fiscal year, Messrs. Packer, Whiton, Rennert, Flora and Moghadam would have received incremental values of $2,073,475, $665,878, $857,713, $516,478 and $572,190, respectively, attributable to gains realized for the continued vesting of their unvested stock options based on the closing price of the Common Stock of $37.74 on September 30, 2011.

The following table outlines certain post-employment payments following a Change of Control of the Company that would be made, assuming separation from the Company and a Change of Control on September 30, 2011, the last business day of the 2011 fiscal year:

	Following a Change of Control
Payments and Benefits	Involuntary Termination by the Company Without Cause		Termination by the Executive for Good Reason
Richard A. Packer
Severance	$1,805,000	(1)(2)	$1,390,000	(2)
Vesting of Stock Option Awards	$2,073,475	(3)	$2,073,475	(3)
Other Benefits	$71,470	(4)	$46,470	(5)
Tax Gross-Up	$—		$—

Total	$3,949,945	(6)	$3,509,945	(7)

A. Ernest Whiton
Severance	$746,200	(8)	$746,200	(8)
Vesting of Stock Option Awards	$665,878	(9)	$665,878	(9)
Other Benefits	$27,882	(10)	$27,882	(10)
Tax Cutback	$—		$—

Total	$1,439,960		$1,439,960	(11)

Jonathan A. Rennert
Severance	$810,500	(8)	$810,500	(8)
Vesting of Stock Option Awards	$857,713	(12)	$857,713	(12)
Other Benefits	$27,882	(10)	$27,882	(10)
Tax Cutback	$—		$—

Total	$1,696,095		$1,696,095	(13)

Steven K. Flora
Severance	$552,150	(14)	$552,150	(14)
Vesting of Stock Option Awards	$516,478	(15)	$516,478	(15)
Other Benefits	$27,882	(10)	$27,882	(10)
Tax Cutback	$—		$—

Total	$1,096,510		$1,096,510

Alexander N. Moghadam
Severance	$503,950	(14)	$503,950	(14)
Vesting of Stock Option Awards	$572,190	(16)	$572,190	(16)
Other Benefits	$27,882	(10)	$27,882	(10)
Tax Cutback	$—		$—

Total	$1,104,022		$1,104,022

(1)	The Company will continue to pay Mr. Packer his base salary in effect at the time of termination for a period of 12 months following Mr. Packer’s termination without Cause following a 30 day notice period, as if Mr. Packer had continued to be employed by the Company.
(2)	Mr. Packer is entitled to two and one-half times the sum of: (a) Mr. Packer’s salary in effect immediately prior to the termination of his employment or the Change of Control (whichever is greater), and (b) Mr. Packer’s most recently paid bonus. For purposes of this calculation, we have assumed that the terminating event and the Change of Control both occurred on September 30, 2011.
(3)	Upon a Change of Control, Mr. Packer’s unvested stock options will fully vest, resulting in an incremental value of $2,073,475, attributable to gains realized for the acceleration of his unvested stock options as of September 30, 2011. All values have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.

(4)	This represents: (a) $25,000 for reasonable and customary outplacement services for the 12-month period following Mr. Packer’s termination without cause prior to a Change of Control, assuming that Mr. Packer received such services for the entire 12-month period; and (b) $46,470, the value of continuing Mr. Packer’s health and dental insurance coverage for 30 months following termination of his employment.
(5)	This represents the value of continuing Mr. Packer’s health and dental insurance coverage for 30 months following termination of his employment.
(6)	The Severance Agreement between the Company and Mr. Packer does not distinguish between termination by the Company of Mr. Packer’s employment with or without cause. The Employment Agreement between the Company and Mr. Packer entitles Mr. Packer to receive his base salary then in effect and reasonable and customary outplacement services for a period of 12 months only upon a termination of Mr. Packer’s employment without cause. The amount shown reflects the amount that Mr. Packer would receive if his employment were terminated by the Company without cause following a Change of Control on September 30, 2011. If Mr. Packer were terminated by the Company for any reason other than without cause following a Change of Control on September 30, 2011, Mr. Packer would have received the amount shown less his base salary of $415,000 and less reasonable and customary outplacement services in the amount of $25,000, which would have resulted in his having received approximately $3,509,945.
(7)	The Severance Agreement between the Company and Mr. Packer does not distinguish between termination by Mr. Packer of his employment for any reason or for good reason. Following a Change of Control, if Mr. Packer terminates his employment, Mr. Packer will receive the amount shown.
(8)	The executive is entitled to two times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years. For purposes of this calculation, we have assumed that the Terminating Event and the Change of Control both occurred on September 30, 2011.
(9)	Upon a Change of Control, Mr. Whiton’s unvested stock options will fully vest, resulting in an incremental value of $665,878, attributable to gains realized for the acceleration of his unvested stock options as of September 30, 2011. All values have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.
(10)	This represents the value of continuing the executive’s health and dental insurance coverage for 18 months following termination of his employment.
(11)	The Severance Agreement between the Company and Mr. Whiton does not distinguish between termination by Mr. Whiton of his employment for any reason or for good reason. Following a Change of Control, if Mr. Whiton terminates his employment, Mr. Whiton will receive the amount shown.
(12)	Upon a Change of Control, Mr. Rennert’s unvested stock options will fully vest, resulting in an incremental value of $857,713 attributable to gains realized for the acceleration of his unvested stock options as of September 30, 2011. All values have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.
(13)	The Severance Agreement between the Company and Mr. Rennert does not distinguish between termination by Mr. Rennert of his employment for any reason or for good reason. Following a Change of Control, if Mr. Rennert terminates his employment, Mr. Rennert will receive the amount shown.
(14)	The executive is entitled to one and one-half times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years. For purposes of these calculations, we have assumed that the Terminating Event and the Change of Control both occurred on September 30, 2011.
(15)	Upon a Change of Control, Mr. Flora’s unvested stock options will fully vest, resulting in an incremental value of $516,478, attributable to gains realized for the acceleration of his unvested stock options as of September 30, 2011. All values have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.
(16)	Upon a Change of Control, Mr. Moghadam’s unvested stock options will fully vest, resulting in an incremental value of $572,190, attributable to gains realized for the acceleration of his unvested stock options as of September 30, 2011. All values have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.

The amounts shown in the above table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis generally to salaried employees upon termination of employment. Such payments and benefits include accrued salary and vacation pay.

DIRECTOR COMPENSATION

In fiscal 2011, non-employee directors of the Company received: (a) a $35,000 annual retainer, (b) a $15,000 annual retainer for the Chairman of the Board of Directors, (c) a $15,000 annual retainer for the Chairman of the Audit Committee, (d) a $7,000 annual retainer for membership on the Audit Committee, (e) a $10,000 annual retainer for the Chairman of the Compensation Committee, (f) a $5,000 annual retainer for membership on the Compensation Committee, (g) a $6,000 annual retainer for the Chairman of the Nominating and Corporate Governance Committee and (h) a $3,000 annual retainer for membership on the Nominating and Corporate Governance Committee. All retainers are payable quarterly. In addition, non-employee directors are eligible to receive equity awards under the 2006 Plan. The Company also reimburses the non-employee directors for reasonable expenses incurred in connection with their attendance at Board meetings.

Non-Employee Directors’ Stock Option Plan

The Company’s Non-Employee Directors’ Stock Option Plan, which was adopted in April 1996 and expired in April 2006, provided that each director of the Company who was not also an employee of the Company would be granted an option to purchase 20,000 shares of the Common Stock (as adjusted for the Company’s two-for-one stock split, effective as of February 12, 2007). Each non-employee director of the Company who served in such position on April 23, 1996, the effective date of the plan, received an option grant as of that date. Each non-employee director who was first elected to the Board of Directors after that date was automatically granted an option to purchase 20,000 shares of Common Stock on the date such person was initially elected to the Board of Directors (as adjusted for the Company’s two-for-one stock split, effective as of February 12, 2007). The exercise price of options granted under the plan was equal to the fair market value of the Common Stock on the date of grant. All options granted under the plan vest in four equal annual installments beginning on the first anniversary of the date of grant. Additionally, all options granted under the plan vest fully upon a change of control, as described in the plan.

Amended and Restated 2006 Non-Employee Director Stock Option Plan

The 2006 Plan, which was approved by the Company’s shareholders on January 25, 2006, provides that the Board of Directors may grant, from time to time, options to non-employee directors. Incentive stock options may not be granted under the 2006 Plan. All options granted under the 2006 Plan vest in four equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The exercise price of the options granted to eligible directors is the fair market value of the Common Stock on the date of grant. Generally, options expire ten years from the grant date. Awards granted under the 2006 Plan vest fully upon a change of control, as described in the plan. Assuming a Change of Control of the Company on September 30, 2011, the last trading day of the 2011 fiscal year, the unvested stock options held by the directors would have fully vested, as described in the Company’s 2006 Plan and Non-Employee Director Stock Option Plan. The following amounts reflect the incremental values attributable to gain that would have been realized by the directors upon the acceleration of their unvested stock options that would have vested upon such a Change of Control of the Company: Mr. Biondi: $49,300, Mr. Claflin: $49,300, Mr. Halliday: $49,300, Ms. Pelham: $0; Mr. Smith: $49,300, Mr. Rosenblum: $96,155 and Mr. Wallace: $49,300. All such amounts have been calculated using the closing price of $37.74 on September 30, 2011, the last trading day of the 2011 fiscal year.

The 2006 Plan formerly provided that each eligible director who is first elected to the Board of Directors receives a non-qualified option to purchase 20,000 shares of Common Stock upon election to the Board of Directors. On November 16, 2010, the Board of Directors of the Company approved certain amendments to the 2006 Plan, which were also approved by the Company’s shareholders at the 2011 Annual Meeting of Shareholders. The 2006 Plan was amended to, among other things, eliminate the automatic initial option grant upon a non-employee director’s election to the Board of Directors and to provide the ability for the Board of Directors to grant restricted stock and restricted stock units to non-employee directors.

On January 26, 2011, the Company awarded to each of its then non-employee directors a non-qualified stock option to purchase 4,000 shares of Common Stock pursuant to the 2006 Plan. The exercise price of each such stock option is $42.86 per share (the closing price of the Common Stock on the date of grant). On February 10, 2011, the Company awarded to Ms. Pelham a non-qualified stock option to purchase 7,500 shares of Common Stock pursuant to the 2006 Plan. The exercise price of the stock option is $44.31 per share (the closing price of the Common Stock on the date of grant).

Director Summary Compensation Table

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended October 2, 2011. Directors who are employees receive no additional compensation for Board service.

DIRECTOR COMPENSATION(1)(2)

Name	Fees Earned or Paid in Cash ($)(3)	Option Awards ($)(4)	Total ($)
James W. Biondi, M.D.	$40,000	$89,310	$129,310
Thomas M. Claflin, II	$41,000	$89,310	$130,310
Robert J. Halliday	$44,250	$89,310	$133,560
Judith C. Pelham	$30,000	$175,631	$205,631
Benson F. Smith	$61,250	$89,310	$150,560
Lewis H. Rosenblum	$41,500	$89,310	$130,810
John J. Wallace	$42,000	$89,310	$131,310
Daniel M. Mulvena(5)	$10,500	$—	$10,500

(1)	Mr. Packer, our Chief Executive Officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director. The compensation received by Mr. Packer as an employee of the Company is shown in the Summary Compensation Table.
(2)	We do not maintain any non-equity incentive plans, pension plans, or non-qualified deferred compensation plans for the benefit of our directors. No directors received any other compensation other than what is listed above.
(3)	Total reflects retainers earned.
(4)	Amounts listed reflect the grant date fair value of stock option awards, excluding the impact of estimated forfeitures, in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions we used for calculating the grant date fair values are set forth in Notes A and M to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2011.
(5)	Mr. Mulvena served on our Board of Directors until his retirement following the 2011 Annual Meeting of Shareholders.

The following table sets forth information with respect to the directors concerning outstanding stock option awards as of October 2, 2011.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exerciseable)	Number of Securities Underlying Unexercised Options (#) (Unexerciseable)		Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
James W. Biondi, M.D.	11/6/2002	2,000	—		$17.56	$22,120
	11/9/2004	2,000	—		$16.52	$19,440
	11/15/2005	4,000	—		$11.26	$23,620
	11/14/2006	4,000	—		$20.23	$42,160
	11/14/2007	1,500	500	(2)	$23.05	$22,920
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

Thomas M. Claflin, II	11/6/2002	2,000	—		$17.56	$22,120
	11/9/2004	2,000	—		$16.52	$19,440
	11/15/2005	4,000	—		$11.26	$23,620
	11/14/2006	4,000	—		$20.23	$42,160
	11/14/2007	1,500	500	(2)	$23.05	$22,920
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

Robert J. Halliday	7/16/2003	20,000	—		$17.27	$207,800
	11/9/2004	2,000	—		$16.52	$19,440
	11/15/2005	4,000	—		$11.26	$23,620
	11/14/2006	4,000	—		$20.23	$42,160
	11/14/2007	1,500	500	(2)	$23.05	$22,920
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

Judith C. Pelham	2/10/2011	—	7,500	(7)	$44.31	$175,631

Lewis H. Rosenblum	1/28/2008	15,000	5,000	(3)	$26.90	$281,600
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

Benson F. Smith	11/6/2002	2,000	—		$17.56	$22,120
	11/9/2004	2,000	—		$16.52	$19,440
	11/15/2005	4,000	—		$11.26	$23,620
	11/14/2006	4,000	—		$20.23	$42,160
	11/14/2007	1,500	500	(2)	$23.05	$22,920
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

John J. Wallace	4/27/2007	20,000	—		$25.51	$264,800
	11/14/2007	1,500	500	(2)	$23.05	$22,920
	11/11/2008	1,000	1,000	(4)	$22.05	$23,080
	11/10/2009	500	1,500	(5)	$20.23	$19,760
	1/26/2011	—	4,000	(6)	$42.86	$89,310

(1)	Amounts listed reflect the grant date fair value of stock option awards, excluding the impact of estimated forfeitures, in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The

assumptions we used for calculating the grant date fair values are set forth in Notes A and M to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2011.

(2)	The option vests in four equal annual installments commencing on November 14, 2008.
(3)	The option vests in four equal annual installments commencing on January 28, 2009.
(4)	The option vests in four equal annual installments commencing on November 11, 2009.
(5)	The option vests in four equal annual installments commencing on November 10, 2010.
(6)	The option vests in four equal annual installments commencing on January 26, 2012.
(7)	The option vests in four equal annual installments commencing on February 10, 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•

Discussed with the independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

•

Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

JOHN J. WALLACE, Chairman

ROBERT J. HALLIDAY

LEWIS H. ROSENBLUM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the accounting firm of BDO USA, LLP to serve as its independent registered public accounting firm for the 2012 fiscal year. BDO USA, LLP has served as the Company’s independent registered public accounting firm since June 23, 2008. A representative of BDO USA, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

During fiscal 2011, the aggregate fees and expenses billed by BDO USA, LLP for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, internal control reporting, statutory filings and services related to registration statements totaled $830,000. During fiscal 2010, the aggregate fees and expenses billed by BDO USA, LLP for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, internal control reporting, statutory filings and services related to registration statements totaled $862,000.

Audit-Related Fees

During fiscal 2011, there were no fees and expenses billed by BDO USA, LLP related to services for accounting consultations. During fiscal 2010, the aggregate fees and expenses billed by BDO USA, LLP related to services for accounting consultations totaled $9,500.

Tax Fees

During fiscal 2011, there were no fees and expenses billed for professional services rendered by BDO USA, LLP for tax compliance, tax advice, and tax planning services. During fiscal 2010, there were no fees and expenses billed for professional services rendered by BDO USA, LLP for tax compliance, tax advice, and tax planning services.

All Other Fees

During fiscal 2011, there were no fees and expenses billed for professional services rendered by BDO USA, LLP to the Company not covered in the three preceding paragraphs. During fiscal 2010, there were no fees and expenses billed for professional services rendered by BDO USA, LLP to the Company not covered in the three preceding paragraphs.

The Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. Each year, the Audit Committee approves the appointment of the independent registered public accounting firm to audit the Company’s financial statements, including the associated fee. All of the services described in the four preceding paragraphs were approved by the Audit Committee. The Audit Committee has considered whether the provision of such services, including non-audit services, by BDO USA, LLP is compatible with maintaining BDO USA, LLP’s independence and has concluded that it is.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Raymond C. Zemlin, the Assistant Secretary of the Company, is a partner in the law firm of Goodwin Procter LLP, outside counsel to the Company.

Pursuant to the Audit Committee Charter, as amended, all related party transactions are reviewed on an ongoing basis by the Audit Committee and all such transactions must be approved by the Audit Committee. The term “related party” includes: directors, director nominees, executive officers, 5% shareholders and their respective immediate family members and other persons sharing their households and generally covers related person transactions that meet the minimum threshold for disclosure under relevant Securities and Exchange Commission rules. Such related person transactions generally involve amounts exceeding $120,000. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission and The NASDAQ Stock Market LLC.

The Company’s Director of Governance (a member of the Company’s finance and accounting staff), in consultation with the Company’s legal department, identifies any potential related party transactions and if he determines that a transaction constitutes a related person transaction, provides relevant details to the Audit Committee. The Audit Committee reviews relevant information concerning any proposed transaction contemplated by the Company with an individual or entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions.

During the 2011 fiscal year, the Company was not a participant in any related party transactions that required disclosure under this heading.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and the NASDAQ Stock Market LLC. Such directors, executive officers, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of reports furnished to the

Company, and on written representations from certain reporting persons, the Company believes that, with respect to the fiscal year ended October 2, 2011, each director, executive officer, and 10% shareholder of the Company’s securities made timely filings of all reports required by Section 16 of the Exchange Act.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. The Company is required to include this non-binding, advisory vote in its proxy statement no less frequently than once every three years. At the 2011 Annual Meeting of Shareholders, the Company’s shareholders voted, on a non-binding advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and after a discussion of the Board of Directors, the Board of Directors determined that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation.

At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution regarding the approval of the compensation of the Company’s named executive officers:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s named executive officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Executive Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control.” You are encouraged to carefully review these sections.

The section of this proxy statement titled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s named executive officers:

•	the objectives of the Company’s compensation programs;

•	what the Company’s compensation programs are designed to reward;

•	each element of compensation;

•	why the Company chooses to pay each element of compensation;

•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and

•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.

The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its named executive officers as articulated in the “Compensation Discussion and Analysis” section.

Vote Required; Effect of Vote

The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s named executive officers.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING SEPTEMBER 30, 2012

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of BDO USA, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2012. BDO USA, LLP has served as the Company’s independent registered public accounting firm since June 23, 2008. BDO USA, LLP is considered by the Audit Committee to be well qualified. A representative of BDO USA, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of shareholders, the Audit Committee of the Board of Directors believes that it is sound policy to do so. In the event that the majority of the votes cast are against the selection of BDO USA, LLP, the Audit Committee will consider the vote and the reasons for it in future decisions on the selection of independent registered public accounting firms. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered public accounting firm if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

Vote Required For Approval

The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 requires that a majority of the shares voting on such proposal vote FOR such ratification.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

OTHER MATTERS

Principal and Management Shareholders

Unless otherwise indicated, the following table presents information regarding beneficial ownership of the Company’s Common Stock as of December 15, 2011 by (a) each of the named executive officers and (b) the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company’s Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information was provided by the shareholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table. Unless otherwise indicated, the address for the individuals below is the Company’s address.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned(1)(2)	Percent of Class(2)
Richard A. Packer(3)	399,600	1.8%
A. Ernest Whiton(4)	55,250	*
Jonathan A. Rennert(5)	71,000	*
Alexander N. Moghadam(6)	129,500	*
Steven K. Flora(7)	27,500	*

Blackrock, Inc.(8)	1,699,788	7.7%
40 East 52nd St.
New York, NY 10022

Capital Research Global Investors(9)	1,424,720	6.4%
333 South Hope Street
Los Angeles, CA 90071

*	Less than 1%.
(1)	The shareholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.
(2)	The Company’s calculation of the percentage of shares beneficially owned by the shareholders in this table is based upon the number of shares of Common Stock outstanding as of December 15, 2011 (22,214,575), plus for each listed beneficial owner, any shares of Common Stock that the listed beneficial owner has the right to acquire within 60 days of December 15, 2011. The number of shares beneficially owned by holders of 5% or more of the Company’s voting securities is based on the applicable filings with the Securities and Exchange Commission.
(3)	Includes 325,250 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 15, 2011, and 17,000 unvested shares of restricted stock. Does not include 148,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 15, 2011.
(4)	Represents 46,250 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 15, 2011, and 9,000 shares of unvested restricted stock. Does not include options to purchase 59,750 shares of Common Stock, which are not exercisable within 60 days of December 15, 2011.
(5)	Represents 60,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 15, 2011, and 11,000 shares of unvested restricted stock. Does not include options to purchase 83,000 shares of Common Stock, which are not exercisable within 60 days of December 15, 2011.
(6)	Represents 124,500 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 15, 2011, and 5,000 shares of unvested restricted stock. Does not include options to purchase 40,500 shares of Common Stock, which are not exercisable within 60 days of December 15, 2011.
(7)	Represents 15,500 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 15, 2011, 8,000 shares of Common Stock held by Robert W. Baird & Co., Inc. TTEE FBO Steven K. Flora IRA, and 4,000 shares of unvested restricted stock. Does not include options to purchase 34,750 shares of Common Stock, which are not exercisable within 60 days of December 15, 2011.

(8)	Based on the share information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2011. Blackrock, Inc. disclosed in its Schedule 13G/A that it has sole voting and dispositive power with respect to such shares.
(9)	Based on the share information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on October 11, 2011. Capital Research Global Investors disclosed in its Schedule 13G/A that it has sole voting and dispositive power with respect to such shares.

Amendment to Amended and Restated By-Laws

On January 26, 2011, the Board of Directors approved certain amendments to the Company’s Amended and Restated By-Laws, as amended, which are set forth in a Certificate of Amendment (the “Certificate of Amendment”) filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011. The Certificate of Amendment provides that (i) in the absence of the Chairman of the Board of Directors, the Chief Executive Officer, instead of the President as previously set forth in the Amended and Restated By-Laws, as amended, will preside at meetings of stockholders and meetings of the Board of Directors and (ii) special meetings of the Board of Directors may be called by, among others, the Chief Executive Officer instead of the President as previously set forth in the Amended and Restated By-Laws, as amended. In addition, the Certificate of Amendment specifically adds the position of Chief Executive Officer to the enumerated officers that the Company must have and eliminates references to a Clerk and Assistant Clerk, which are no longer referenced in the Massachusetts corporate statute. The Certificate of Amendment provides that in the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer. The Certificate of Amendment also deletes the reference to the President being the chief executive officer of the Company, expands on the description of the role of the Secretary and adds a description of the position of Assistant Secretary.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, on the Internet website www.envisionreports.com/ZOLL and by telephone, the directors, officers, and employees of the Company may also solicit proxies personally, by telephone or by mail without special compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Shareholder Proposals

For a proposal of a shareholder to be included in the Company’s proxy statement for the Company’s 2013 Annual Meeting of Shareholders, it must be received at the principal executive offices of the Company on or before August 24, 2012. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

In addition, the Company’s Amended and Restated By-Laws, as amended, provide that any shareholder wishing to nominate a director or have a shareholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Amended and Restated By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders or special meeting in lieu thereof (the “Anniversary Date”) or (b) in the case of a special meeting of shareholders in lieu of the annual meeting or in the event that the annual meeting of shareholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the Company, on the next succeeding business day)

following the earlier of (1) the date on which notice of the date of such meeting was mailed to shareholders or (2) the date on which the date of such meeting was publicly disclosed or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). For next year’s scheduled annual meeting, the deadline for submission of notice is November 26, 2012. Any proposal or nomination submitted after November 26, 2012 will be untimely. Any such proposal should be mailed to: ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824, Attention: Secretary. Any shareholder wishing to nominate a director or have a shareholder proposal considered at an annual meeting must also comply with certain other procedures set forth in the Amended and Restated By-laws. For example, the Amended and Restated By-laws (a) provide that the advance notice By-Law provisions apply to all shareholder proposals and nominations, (b) include a requirement that a shareholder that submits notice of business to be brought before an annual meeting of shareholders must update and supplement the notice, if necessary, so that the required information is true and correct as of the record date for such annual meeting as well as 10 business days prior to such annual meeting, and (c) include a requirement that the shareholder or a qualified representative of the shareholder that intends to present business at an annual meeting of shareholders appear at such annual meeting to present any such business.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

PLEASE REVIEW THE PROXY MATERIALS AT WWW.ENVISIONREPORTS.COM/ZOLL AND

VOTE BY INTERNET, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE

INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE.

ZOLL MEDICAL CORPORATION

December 22, 2011

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 9, 2012.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ZOLL • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

						For	Against	Abstain	+
1.	Proposal to elect the following persons, nominated by the Board of Directors, as Class II Directors to serve until the 2015 Annual Meeting and until their successors are duly elected and qualified:			2.	Proposal to approve a non-binding, advisory resolution regarding executive compensation.	☐	☐	☐
				3.	Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.	☐	☐	☐
		For	Withhold

	01 - Richard A. Packer	☐	☐	4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof.

	02 - Robert J. Halliday	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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ZOLL MEDICAL CORPORATION

Dear Shareholder,

Please take note of the important information regarding the Company’s management and financial results enclosed with this proxy card.

Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark one box for each proposal on the proxy card on the reverse side to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders to be held February 9, 2012.

Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.

Sincerely,

ZOLL MEDICAL CORPORATION

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ZOLL Medical Corporation

Annual Meeting of Shareholders

February 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard A. Packer and A. Ernest Whiton and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of ZOLL Medical Corporation (the “Company”) held by the undersigned as of the close of business on December 15, 2011 at the Annual Meeting of Shareholders to be held at the Company’s corporate headquarters located at 269 Mill Road, Chelmsford, Massachusetts 01824 on February 9, 2012, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the election of the two nominees for Class II Directors and FOR Proposals 2 and 3; with discretionary authority to vote upon such other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. A shareholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.